Exhibit 99.1

BOGOTA FINANCIAL CORP. ANNOUNCES

SALE-LEASEBACK TRANSACTION AND BALANCE SHEET RESTRUCTURE

NEWS PROVIDED BY

Bogota Financial Corp.

Teaneck, New Jersey, January 6, 2025 – Bogota Financial Corp. (NASDAQ: BSBK) (the “Company”), the holding company for Bogota Savings Bank (the “Bank”), announced that the Bank completed a balance sheet restructuring consisting of two key transactions in the fourth quarter of 2024. The Bank entered into a sale-leaseback transaction whereby the Bank sold three of its branch offices resulting in a $9.0 million pre-tax gain. Subsequently, the Bank realized a pre-tax loss of $8.9 million on the sale of approximately $66.0 million in amortized cost ($57.1 million in market value) of available-for-sale and held-to-maturity (“HTM”) securities with a weighted average life of approximately 5.5 years and a weighted average yield of 1.89%. A portion of the proceeds from the securities sales were reinvested into securities yielding approximately 5.49%. The remaining proceeds will be used to fund loans at current market rates ranging from 6.50% to 7.75%, as well as pay down higher cost borrowings, which will improve the net interest margin and the return on assets. As a result of the sales, the Bank is removing its HTM designation on any remaining HTM securities.

“These transactions are a key piece of our strategy to offload underperforming legacy investments and will allow us to improve future earnings and net interest margin. The sale-leaseback allowed us to accomplish this without deteriorating regulatory capital. This strategic repositioning will provide both short- and long-term benefits by strengthening our balance sheet, allowing for future growth and adding shareholder value,” commented Kevin Pace, the Company’s President and Chief Executive Officer.

About Bogota Financial Corp.

Bogota Financial Corp. is a Maryland corporation organized as the mid-tier holding company of Bogota Savings Bank and is the majority-owned subsidiary of Bogota Financial, MHC. Bogota Savings Bank is a New Jersey chartered stock savings bank that has served the banking needs of its customers in northern and central New Jersey since 1893. It operates from seven offices located in Bogota, Hasbrouck Heights, Upper Saddle River, Newark, Oak Ridge, Parsippany and Teaneck, New Jersey and operates a loan production office in Spring Lake, New Jersey.

Forward-Looking Statements

This press release contains certain forward-looking statements about the Company and the Bank. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, inflation, general economic conditions or conditions within the securities markets, real estate market values in the Bank’s lending area, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; the availability of low-cost funding; our continued reliance on brokered and municipal deposits; demand for loans in our market area; changes in the quality of our loan and security portfolios, economic assumptions or changes in our methodology, either of which may impact our allowance for credit losses calculation, increases in non-performing and classified loans, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees and legislative, accounting and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.

The Company undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.